Exhibit 10.4

FORM OF

EMPLOYEE MATTERS AGREEMENT

BY AND AMONG

FOREST OIL CORPORATION,

CANADIAN FOREST OIL LTD.,

AND

LONE PINE RESOURCES INC.

Dated as of                     , 2011

i

H.	Severability	12
I.	Interpretation	12
J.	Amendment	12
K.	Termination	12
L.	Conflict	13
M.	Counterparts	13

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is entered into on                           , 2011, by and among Forest Oil Corporation, a New York corporation (“Forest”), Canadian Forest Oil Ltd., an Alberta corporation (“CFOL”), and Lone Pine Resources Inc., a Delaware corporation (“Lone Pine”).  Capitalized terms used herein (other than the formal names of Forest Benefit Plans (as defined below)) and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

RECITALS

WHEREAS, Forest owns all of the currently issued and outstanding common stock of Lone Pine;

WHEREAS, Lone Pine intends to consummate an initial public offering (the “IPO”) of its common stock;

WHEREAS, in connection with the IPO, Forest intends to contribute its direct and indirect ownership interests in CFOL to Lone Pine, which will result in Lone Pine owning, directly and indirectly, 100% of the equity interests in CFOL;

WHEREAS, as soon as practicable following the completion of the IPO and the expiration or waiver of any applicable lock-up period, Forest currently intends to distribute, or spin-off, all of the remaining shares of Lone Pine common stock beneficially owned by Forest to the shareholders of Forest (the “Spin-Off”); and

WHEREAS, as part of the foregoing, the parties desire to enter into this Agreement to allocate between and among them the assets, liabilities and responsibilities with respect to certain employee compensation, benefits plan and other employee-related matters;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise.

A.            “Ancillary Agreements” means all of the underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation and Distribution Agreement.

B.            “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

C.            “Compensation Committee” means the Compensation Committee of the Board of Directors of Forest.

D.            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

E.             “Forest Benefit Plan” means any Plan sponsored, maintained or contributed to by any member of the Forest Group immediately prior to the consummation of the IPO.

F.             “Forest Common Stock” means a share of Forest’s common stock, par value $0.10 per share.

G.            “Forest Employee” means an active employee or an employee on vacation or on leave of absence who, on the IPO Closing Date, is employed by or will be employed by any member of the Forest Group.

H.            “Forest Equity Plans” means the Forest Oil Corporation Stock Incentive Plan, the Forest Oil Corporation 2001 Stock Incentive Plan, and the Forest Oil Corporation 2007 Stock Incentive Plan.

I.              “Forest Group” has the meaning assigned to that term in the Separation and Distribution Agreement.

J.             “Former Forest Employee” means, as of the IPO Closing Date, any individual who, prior to the IPO Closing Date, terminated employment with a member of the Forest Group and did not commence employment with a member of the Lone Pine Group.

K.            “Former Lone Pine Employee” means as of the IPO Closing Date, any individual who, prior to the IPO Closing Date, terminated employment with a member of the Lone Pine Group and did not commence employment with a member of the Forest Group.

L.             “IPO” is defined in the Recitals hereto.

M.           “IPO Closing Date” has the meaning assigned to that term in the Separation and Distribution Agreement.

N.            “Liabilities” has the meaning assigned to that term in the Separation and Distribution Agreement.

O.            “Lone Pine Benefit Plan” means any Plan sponsored, maintained or contributed to by any member of the Lone Pine Group immediately prior to the consummation of the IPO other than any Forest Benefit Plan.

P.             “Lone Pine Employee” means an active employee or an employee on vacation or on leave of absence who, on the IPO Closing Date, is employed by or will be employed by any member of the Lone Pine Group.

Q.            “Lone Pine Group” has the meaning assigned to that term in the Separation and Distribution Agreement.

R.            “Option” means an option to purchase Forest Common Stock granted pursuant to a Forest Equity Plan.

S.             “Performance Unit Award” means a performance unit award granted under the Forest Oil Corporation 2007 Stock Incentive Plan.

T.            “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

U.            “Phantom Stock Unit” means a phantom stock unit award granted under a Forest Equity Plan.

V.            “Plan” means each (i) “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, (ii) plan that would be an employee benefit plan described in clause (i) of this sentence if it was subject to ERISA, such as foreign plans and plans for directors, (iii) equity bonus, equity ownership, equity option, restricted equity, equity purchase, equity appreciation rights, phantom equity or other equity-based compensation plan or arrangement, (iv) bonus plan or arrangement, incentive award plan or arrangement, deferred compensation agreement or arrangement, change in control or retention plan or arrangement, executive compensation or supplemental income arrangement, personnel policy, vacation policy, severance pay plan, policy or agreement, consulting agreement or employment agreement, and (v) other employee benefit plan, agreement, arrangement, program, practice or understanding.

W.           “Post-Spin FMV per Share” means an amount equal to the average of the daily closing price per share of Forest Common Stock on the NYSE Composite Transactions Reporting System for the first five trading days immediately following the Spin-Off Date.

X.            “Pre-Spin FMV per Share” means an amount equal to the average of the daily closing price per share of Forest Common Stock on the NYSE Composite Transactions Reporting System for the last five trading days immediately preceding the Spin-Off Date.

Y.            “Restricted Stock Award” means a restricted stock award granted under a Forest Equity Plan.

Z.            “Separation and Distribution Agreement” means the Separation and Distribution Agreement, of even date herewith, by and among Forest, CFOL and Lone Pine.

AA.        “Spin-Off” is defined in the Recitals hereto.

BB.                             “Spin-Off Date” means the effective date of the Spin-Off.

ARTICLE II
GENERAL PRINCIPLES

A.            Assumption and Retention of Lone Pine Group Liabilities.  Except as specified otherwise in this Agreement or as mutually agreed upon by Lone Pine and Forest from time to time, effective as of the IPO Closing Date, Lone Pine and CFOL shall, or shall cause one or more members of the Lone Pine Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in accordance with their respective terms, (i) all Liabilities of, or relating to, Lone Pine Employees, Former Lone Pine Employees, Forest Employees and Former Forest Employees with respect to, arising out of, or resulting from future, present or former employment with the Lone Pine Group (including, without limitation, Liabilities relating to, arising out of, or resulting from Lone Pine Benefit Plans), and (ii) any other Liabilities or obligations expressly assigned to any member of the Lone Pine Group under this Agreement.

B.            Assumption and Retention of Forest Group Liabilities.  Except as specified otherwise in this Agreement or as mutually agreed upon by Forest and Lone Pine from time to time, effective as of the IPO Closing Date, Forest shall, or shall cause one or more members of the Forest Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in accordance with their respective terms, (i) all Liabilities of, or relating to, Forest Employees, Former Forest Employees, Lone Pine Employees and Former Lone Pine Employees relating to, arising out of, or resulting from future, present or former employment with the Forest Group (including, without limitation, Liabilities relating to, arising out of, or resulting from Forest Benefit Plans), and (ii) any other Liabilities or obligations expressly assigned to any member of the Forest Group under this Agreement.

C.            No Obligation to Maintain Plans.  Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude the Forest Group or the Lone Pine Group at any time from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any of their respective Plans, any benefit under any such Plan or any trust associated with such a Plan, insurance policy or funding vehicle related to any such Plan, or any employment or other service arrangement with their respective employees or vendors (to the extent permitted by law).

D.            Participation by Lone Pine Group in Forest Benefit Plans following the IPO Closing Date and the Spin-Off Date.   Except as specified otherwise in this Agreement, as of the IPO Closing Date, all Lone Pine Employees shall cease to participate in all Forest Benefit Plans except that, subject to Section V.A., the Lone Pine Employees shall remain eligible to participate in the Forest Equity Plans and Forest’s 1999 Employee Stock Purchase Plan (collectively, the “Continuing Plans”); provided, however, that (i) any such participation in the Continuing Plans shall be at the expense of the Lone Pine Group (or the Lone Pine Employees, as applicable) unless otherwise agreed to by Forest and (ii) subject to any contractual rights a Lone Pine Employee may have, Forest may at any time and from time to time amend, modify or terminate the participation rights of Lone Pine Employees in any Continuing Plan.  Except as specified otherwise in this Agreement, as of the Spin-Off Date, all Lone Pine Employees shall cease to participate in all Forest Benefit Plans, including the Continuing Plans, and all equity-based compensation awards held by Lone Pine Employees that are outstanding as of the Spin-Off Date shall be adjusted as provided in Article V below.  With respect to any annual incentive award under a Forest Annual Incentive Plan that is outstanding on the IPO Closing Date and held by a Lone Pine Employee employed by the Lone Pine Group as of the Spin-Off Date, Lone Pine and CFOL shall, or shall cause one or more members of the Lone Pine Group to, make a cash payment to such Lone Pine Employee as soon as administratively practicable after the Spin-Off Date for the pro rata amount (based on the number of days in the applicable year that such Lone Pine Employee participated in such Forest Annual Incentive Plan prior to the IPO Closing Date) of the annual incentive payment that such employee would be entitled to receive under such Forest Annual Incentive Plan assuming a “target” achievement of applicable performance measures as of the IPO Closing Date.

E.             Severance Agreement.  On or before the IPO Closing Date, Lone Pine shall enter into a severance agreement with its President and Chief Executive Officer, which severance agreement shall, among other things, terminate that certain Severance Agreement dated as of August 11, 2008, as amended, by and between such individual and Forest.  Lone Pine intends to enter into severance agreements with each of its other executive officers and certain key Lone Pine Employees as selected by Lone Pine.

ARTICLE III
LONE PINE BENEFIT PLANS

The Lone Pine Group sponsors and maintains the Lone Pine Benefit Plans in which the Lone Pine Employees are eligible to participate subject to the terms and conditions of such Plans.  The Lone Pine Group shall continue to sponsor and maintain the Lone Pine Benefit Plans following the IPO Closing Date on such terms and conditions as the Lone Pine Group may determine from time to time.  Subject to the eligibility requirements of the Lone Pine Benefit Plans, Lone Pine Employees shall continue to, or become eligible to, participate, as applicable, in the Lone Pine Benefit Plans as of the IPO Closing Date on such terms and conditions as the Lone Pine Group may determine from time to time following the IPO Closing Date.

ARTICLE IV
WORKERS’ COMPENSATION LIABILITIES

All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Forest Employee, Former Forest Employee, Lone Pine Employee or Former Lone Pine Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, at, before or after the IPO Closing Date shall be retained or assumed by (A) Forest or one or more other members of the Forest Group, as applicable based on the employment relationship in each case, in respect of Forest Employees and Former Forest Employees or (B) Lone Pine, CFOL or one or more other members of the Lone Pine Group, as applicable based on the employment relationship in each case, in respect of Lone Pine Employees and Former Lone Pine Employees.

ARTICLE V
EQUITY-BASED COMPENSATION

A.            Cessation of Awards to Lone Pine Employees under Forest Equity Plans.  Effective as of the IPO Closing Date, Lone Pine Employees shall cease to be eligible to receive awards pursuant to the Forest Equity Plans and the participation in the Forest Equity Plans by Lone Pine Employees shall be limited to the continuation of outstanding awards held by such employees under the Forest Equity Plans as of the IPO Closing Date.  The continuation of each such outstanding award shall be subject to the terms and conditions of the applicable Forest Equity Plan and any agreement or notice granting such award.

B.            Forest Options.  (a)  Adjustment of Options.  On the Spin-Off Date, each Option outstanding on the Spin-Off Date shall be adjusted as follows:

(1)           Exercise Price.  The per share exercise price of the Option immediately after the Spin-Off (the “New Exercise Price”) shall be equal to the product (rounded up to the nearest whole cent) of (i) the per share exercise price of the Option immediately prior to the Spin-Off (the “Pre-Spin Exercise Price”) multiplied by (ii) a fraction, the numerator of which shall be equal to the Post-Spin FMV per Share, and the denominator of which shall be equal to the Pre-Spin FMV per Share.

(2)           Number of Shares.  The number of shares of Forest Common Stock subject to the Option immediately after the Spin-Off shall be equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Forest Common Stock subject to the Option immediately prior to the Spin-Off multiplied by (ii) a fraction, the numerator of which shall be equal to the Pre-Spin Exercise Price and the denominator of which shall be equal to the New Exercise Price.

With respect to each Option outstanding on the Spin-Off Date that is held by a resident of Canada for the purposes of the Income Tax Act (Canada) or an individual who received such Option by virtue of services performed in Canada, the adjustments described in the preceding provisions of this Section V.B.(a) shall be accomplished through the exchange of such Option for a new option to purchase Forest Common Stock, which new option shall (x) be granted under the same Forest Equity Plan as the original Option and (y) have the same terms and conditions as the original Option except that the per share exercise price of the new option and the number of shares of Forest Common Stock subject to the new option shall be determined as if the original Option was adjusted as provided above.

(b)           Exercise by Lone Pine Employees.  Each Lone Pine Employee who is employed by the Lone Pine Group on the Spin-Off Date shall be considered to have terminated employment on such date for a reason other than death, disability, retirement or cause (as described in the applicable Option agreement) with respect to each outstanding Option held by such employee as of such date (and the applicable Forest Equity Plan as it relates to such Option); provided, however, that if such employee is eligible for retirement as of the Spin-Off Date under the terms of the Option agreement evidencing any such Option, then such employee shall be treated as having terminated employment as of the Spin-Off Date due to retirement for purposes of such Option.  The exercise of a vested Option on or after the Spin-Off Date by a Lone Pine Employee who is employed by the Lone Pine Group on such date shall be subject to the terms of the applicable Forest Equity Plan and Option agreement evidencing such Option after giving effect to the foregoing provisions of this Section V.B.

(c)           Payment of Exercise Price, Withholding Taxes and Reporting.  Upon the exercise of an Option on or after the IPO Closing Date, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Forest in accordance with the terms of the Option, and Forest shall be solely responsible for the issuance of Forest Common Stock, for ensuring the collection of the employee portion of all applicable withholding tax on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder.  Upon the exercise of an Option on or after the IPO Closing Date, regardless of the holder thereof, the most recent employer of the holder of the Option at the time of exercise (or his or her decedent, as applicable) shall be responsible for the satisfaction of all tax reporting requirements in respect of such exercise, shall be responsible for remitting the appropriate withholding amounts to the appropriate taxing authorities, and shall be entitled to the benefit of any tax deduction in respect of the exercise of all such Options.

C.            Phantom Stock Units.  (a)  Adjustment of Phantom Stock Units.  On the Spin-Off Date, each Phantom Stock Unit outstanding on the Spin-Off Date shall be adjusted pursuant to the applicable method set forth below:

(1)           Cash-settled Phantom Stock Units.  Each Phantom Stock Unit outstanding on the Spin-Off Date that is required to be settled with a cash payment shall be adjusted on the Spin-Off Date by adjusting the number of shares of Forest Common Stock underlying such Phantom Stock Unit.  The number of shares of Forest Common Stock underlying such Phantom Stock Unit immediately after the Spin-Off shall be equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Forest Common Stock underlying such Phantom Stock Unit immediately prior to the Spin-Off multiplied by (ii) a fraction, the numerator of which shall be equal to the Pre-Spin FMV per Share and the denominator of which shall be equal to the Post-Spin FMV per Share.

(2)           Cash or Stock-settled Phantom Stock Units.  The Compensation Committee shall have the authority at any time prior to the Spin-Off Date to determine whether certain outstanding Phantom Stock Units as of the Spin-Off Date that may be settled in cash or in shares of Forest Common Stock shall be settled in cash or such shares.  On the Spin-Off Date, the Compensation Committee will designate each of such awards that is outstanding on the Spin-Off Date as either a cash-settled Phantom Stock Unit or a stock-settled Phantom Stock Unit, in its sole discretion.  In the event that the award is designated as a cash-settled Phantom Stock Unit, then the award will be adjusted as described in Section V.C.(a)(1) above.  In the event that the award is designated as a stock-settled Phantom Stock Unit, then no adjustment shall be made to the award but, rather, a distribution in connection with the Spin-Off shall be made with respect to such award in one of the following forms as determined by the Compensation Committee on or before the Spin-Off Date in its sole discretion: (x) Forest will deliver to the holder of such award a number of shares of common stock of Lone Pine (rounded down to the nearest whole number) equal to the number of such shares such holder would have received in the Spin-Off if such holder held actual shares of Forest Common Stock equal to the number of shares of Forest Common Stock underlying such Phantom Stock Unit immediately prior to the Spin-Off; or (y) the employing entity of the holder of such award as of the Spin-Off Date will deliver (or cause to be delivered) to such holder cash in an amount equal to the fair market value (based on the closing price per share on the Spin-Off Date (or, if there is no trading on the Spin-Off Date, on the first following date on which there is trading)) of the number of shares of Lone Pine common stock described in clause (x) of this sentence.

(b)           Vesting of Lone Pine Employee on the Spin-Off Date.  Each Phantom Stock Unit outstanding on the Spin-Off Date that is held by a Lone Pine Employee who is employed by the Lone Pine Group on the Spin-Off Date will be 100% fully vested effective as of the Spin-Off Date.

(c)           Payment, Withholding Taxes and Reporting.  From and after the IPO Closing Date, Lone Pine and CFOL shall, or shall cause one or more members of the Lone Pine Group to, be solely responsible for the settlement of all Phantom Stock Units held by Lone Pine Employees that are to be settled in cash pursuant to their terms, as determined by the Compensation Committee with respect to any such settlement required prior to the Spin-Off Date or pursuant to the provisions of Section V.C.(a), and for ensuring the satisfaction of all related applicable tax withholding, remittance and reporting requirements.  From and after the IPO Closing Date, Forest shall be solely responsible for the settlement of all Phantom Stock Units held by Lone Pine Employees that are to be settled in shares of Forest Common Stock as determined by the Compensation Committee with respect to any such settlement required prior to the Spin-Off Date or as described in Section V.C.(a)(2).  With respect to any settlement of Phantom Stock Units in shares of Forest Common Stock as described in the preceding sentence, (1) Forest shall be solely responsible for the issuance of Forest Common Stock, for ensuring the collection of the employee portion of all applicable withholding tax on behalf of the employing entity of the holder and for ensuring the remittance of such withholding taxes to the employing entity of the holder, and (2) the most recent employer of the holder of the Phantom Stock Units shall be responsible for the satisfaction of all tax reporting requirements in respect of such settlement and shall be responsible for remitting the appropriate withholding amounts to the appropriate taxing authorities.

D.            Restricted Stock Awards.  No adjustment will be made to Restricted Stock Awards that are outstanding on the Spin-Off Date in connection with the Spin-Off.  Each Restricted Stock Award will continue to be governed by the terms and conditions of the applicable Forest Equity Plan and the individual award agreement governing such Restricted Stock Award.  Each individual who holds an outstanding Restricted Stock Award on the Spin-Off Date will be treated as the owner of the underlying shares of Forest Common Stock and will receive distributions relating to such shares on the same basis as the holders of unrestricted Forest Common Stock generally in connection with the Spin-Off.

E.             Performance Unit Awards.  (a)  Adjustment of Performance Unit Awards.  On the Spin-Off Date, each Performance Unit Award outstanding on the Spin-Off Date shall be adjusted as follows:

(1)           Initial Value.  The per share “Initial Value” that shall apply with respect to such Performance Unit Award immediately after the Spin-Off (the “New Initial Value”) shall be equal to the product (rounded up to the nearest whole cent) of (i) the per share “Initial Value” in effect under the Performance Unit Award immediately prior to the Spin-Off (the “Pre-Spin Initial Value”) multiplied by (ii) a fraction, the numerator of which shall be equal to the Post-

Spin FMV per Share, and the denominator of which shall be equal to the Pre-Spin FMV per Share.

(2)           Number of Performance Units.  The number of performance units subject to such Performance Unit Award immediately after the Spin-Off shall be equal to the product (rounded down to the nearest whole share) of (i) the number of performance units subject to such Performance Unit Award immediately prior to the Spin-Off multiplied by (ii) a fraction, the numerator of which shall be equal to the Pre-Spin Initial Value and the denominator of which shall be equal to the New Initial Value.

(b)           Settlement of Performance Unit Awards held by Lone Pine Employees.  Performance Unit Awards that are outstanding and held by Lone Pine Employees as of the Spin-Off Date will be adjusted as provided in Section V.E.(a) above and shall be governed by the terms and conditions of the individual award agreements that govern such Performance Unit Awards.  Accordingly, the performance period applicable to such Performance Unit Awards will end on the Spin-Off Date, and the holder will receive a settlement with respect to such Performance Unit Awards in shares of Forest Common Stock (which shall be the responsibility of Forest) based on the number of performance units that are considered “earned” pursuant to the terms of the applicable award agreements as of the Spin-Off Date, calculated using the actual achievement of the performance metrics applicable to such Performance Unit Awards.

F.             Employee Stock Purchase Plan.  Through the date that Lone Pine or CFOL, as applicable, shall cease to be a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to Forest or such earlier date after the IPO that Forest shall determine in its sole discretion, employees of Lone Pine and CFOL shall remain eligible to participate in Forest’s 1999 Employee Stock Purchase Plan.  As of the date Lone Pine or CFOL, as applicable, shall cease to be such a “subsidiary corporation,” the employees of Lone Pine and CFOL, as applicable, shall be treated as terminated Forest employees under the terms of Forest’s 1999 Employee Stock Purchase Plan.

ARTICLE VI
ADMINISTRATIVE PROVISIONS

A.            Administrative Expenses Not Chargeable to a Trust.  Effective as of the IPO Closing Date, to the extent not charged pursuant to the Separation and Distribution Agreement or an Ancillary Agreement, and to the extent not otherwise agreed to in writing by Forest and Lone Pine, and to the extent not chargeable to a trust established in connection with a Plan, Lone Pine and CFOL shall be responsible, through either direct payment or reimbursement to Forest in accordance with the Separation and Distribution Agreement and/or the Ancillary Agreements, for their allocable share of actual third party and/or vendor costs and expenses incurred by Forest and additional costs and expenses, subject to the methodology reasonably agreed upon by Forest and Lone Pine, in the administration of (a) the Forest Benefit Plans while employees of any member of the Lone Pine Group participate in such Forest Benefit Plans, and (b) the Lone Pine Benefit Plans, to the extent Forest procures, prepares, implements and/or administers such Lone Pine Benefit Plans.

B.            Sharing of Participant Information.  Forest, Lone Pine and CFOL shall share, or cause to be shared to the extent permitted under applicable law, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Forest Benefit Plans and the Lone Pine Benefit Plans during the respective periods applicable to such Plans as Forest and Lone Pine may mutually agree. Forest, Lone Pine and CFOL and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of another party or its agents, to the extent necessary or appropriate for such administration.

C.            Beneficiary Designation.  To the extent applicable, all beneficiary designations made by Lone Pine Employees under the Forest Benefit Plans shall be transferred to and be in full force and effect under the corresponding Lone Pine Benefit Plans, in accordance with the terms of each such applicable Lone Pine Benefit Plan, until such beneficiary designations are replaced or revoked by the Lone Pine Employee who made the beneficiary designation.

D.            Requests for Regulatory Approvals and Opinions.  The parties hereto shall make such applications to regulatory agencies as may be necessary or appropriate to implement the provisions of this Agreement.  The parties hereto shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Forest, Lone Pine and/or CFOL elects to seek a determination letter, private letter ruling or other approval or opinion from a governmental authority or regulatory agency.

E.             Fiduciary Matters.  Forest, Lone Pine and CFOL each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party’s good faith determination that to do so would violate such a fiduciary duty or standard.

F.             Administrative Services.  Forest shall provide certain administrative services to the Lone Pine Group during the period between the IPO Closing Date and the Spin-Off Date in conjunction with both the Forest Benefit Plans and the Lone Pine Benefit Plans relating to equity-based and other compensation in such manner as Forest and Lone Pine may mutually agree.  Lone Pine, CFOL and the other members of the Lone Pine Group shall reimburse Forest for any and all direct and indirect costs associated with such services as agreed to by the parties in the Separation and Distribution Agreement and/or an Ancillary Agreement.

ARTICLE VII
EMPLOYMENT-RELATED MATTERS

A.            Personnel Records.  Subject to applicable laws on confidentiality and data protection, Forest shall deliver to Lone Pine or CFOL prior to the IPO Closing Date (or such other date as Forest and Lone Pine may agree), personnel records of Lone Pine Employees to the extent such records relate to Lone Pine Employees’ active employment by, leave of absence from, or termination of employment with the Forest Group.

B.            Confidentiality and Proprietary Information.  No provision of the Separation and Distribution Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of any Forest non-competition guidelines or any agreement or policy pertaining to confidential or proprietary information of any member of the Forest Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

C.            No Third-Party Beneficiaries.  No provision of this Agreement, the Separation and Distribution Agreement, or any Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Forest Employee, Lone Pine Employee, Former Forest Employee, Former Lone Pine Employee or other former, present or future employee of any member of the Forest Group or the Lone Pine Group under any Forest Benefit Plan or Lone Pine Benefit Plan or otherwise.

D.            Employment Litigation.  The Lone Pine Group shall have the sole responsibility for all employment-related claims that exist, or come into existence, on or after the IPO Closing Date relating to, arising out of, or resulting from any individual’s employment with the Lone Pine Group, except that Forest shall be responsible for any such claims relating to, arising out of, or resulting from the Forest Benefit Plans to the extent not assumed or retained by the Lone Pine Group hereunder.

ARTICLE VIII
GENERAL PROVISIONS

A.            Effect if IPO and/or Spin-Off Does Not Occur.  Subject to Section VIII.J., if the IPO and/or Spin-Off does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the IPO Closing Date or the Spin-Off Date, respectively, or otherwise in connection with the IPO or the Spin-Off, respectively, shall not be taken or occur except to the extent specifically agreed otherwise by the parties hereto.

B.            Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

C.            Guarantees.  Forest shall cause to be performed and hereby guarantees the performance of any and all actions of each of the members of the Forest Group which such actions are necessary or appropriate to effectuate the provisions of this Agreement.  Lone Pine and CFOL shall cause to be performed and hereby guarantee the performance of any and all actions of each of the members of the Lone Pine Group which such actions are necessary or appropriate to effectuate the provisions of this Agreement.

D.            Indemnification.  Any claim for indemnification under this Agreement shall be governed by, and be subject to, the provisions of Article III of the Separation and Distribution Agreement.

E.             Dispute Resolution.  Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or otherwise, shall be governed by, and be subject to, the provisions of Article VI of the Separation and Distribution Agreement.

F.             Governing Law.  To the extent not preempted by applicable federal or foreign law, including, without limitation, ERISA, the Code and applicable securities laws, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of law principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

G.            Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other parties, and any such assignment shall be void; provided, however, that any party may assign this Agreement to a successor entity in conjunction with such party’s reincorporation. Notwithstanding the foregoing, each party (or its successive assignees or transferees hereunder) may, without such consent, assign or transfer this Agreement to a Person that succeeds to all or substantially all of its business or assets of such party as long as such Person agrees to accept all of the terms set forth herein.

H.            Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

I.              Interpretation.  The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

J.             Amendment.  This Agreement may only be amended by a written agreement executed by all parties.

K.            Termination.  This Agreement may be terminated at any time prior to the Separation Date (as such term is defined in the Separation and Distribution Agreement) by and in the sole discretion of Forest without the approval of Lone Pine or CFOL. This Agreement may be terminated at any time after the IPO Closing Date and prior to the Spin-Off Date by Forest if the Forest board of directors determines that the Spin-Off is not in the best interest of Forest or its shareholders. If termination of this Agreement occurs after the IPO Closing Date, only provisions of this Agreement relating to the Spin-Off will terminate.

L.             Conflict.  In the event of any conflict between the provisions of this Agreement and the Separation and Distribution Agreement, the provisions of the Separation and Distribution Agreement shall control.  In the event of any conflict between the provisions of this Agreement and any Plan, the provisions of this Agreement shall control.

M.           Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

FOREST OIL CORPORATION

By:
Name:
Title:

CANADIAN FOREST OIL LTD.

By:
Name:
Title:

LONE PINE RESOURCES INC.

By:
Name:
Title: